UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 31, 2019

(Date of earliest event reported)

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street, Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 6, 2019, Laboratory Corporation of America Holdings (the “Company”) announced that F. Samuel Eberts III, Senior Vice President, Chief Legal Officer and Secretary, informed the Company on January 31, 2019 that he will retire from the Company effective February 15, 2019. In connection with his retirement, Mr. Eberts and the Company are expected to execute a Retirement Agreement pursuant to which Mr. Eberts will receive a payment of $900,000, all of his outstanding equity awards will vest in full (subject to achievement of applicable performance conditions), he will receive the earned portion of his 2018 Management Incentive Bonus, and he and his dependents will receive reimbursement for continued health care coverage for a period of 12 months. In accordance with the Company’s succession plan, Sandy van der Vaart, who has been with the Company for eighteen years in a number of leadership roles within the Legal Department, will be the Company’s Global General Counsel and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS

Registrant

By:	/s/ Edward T. Dodson
Edward T. Dodson
Senior Vice President and Chief Accounting Officer

February 6, 2019